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                                                                    Exhibit 23.1


                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DuraSwitch Industries, Inc. on Form S-8 of our report relating to the financial statements of DuraSwitch Industries, Inc. dated February 26, 1999 (except for
Note 2, as to which the date is August 19, 1999) appearing in Registration Statement No. 333-79969 on Form SB-2 of DuraSwitch Industries, Inc. dated June 4, 1999, as amended.


/s/ Deloitte & Touche LLP

December 7, 1999






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DELOITTE TOUCHE
TOHMATSU
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